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                                                                   EXHIBIT 10.18

          FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT


                 FIRST AMENDMENT (this "AMENDMENT"), dated as of December 23, 1993, to REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "LOAN AGREEMENT"), dated as of June 30, 1993, among PHILLIPS & JACOBS INCORPORATED ("P&J"), DIXIE TYPE & SUPPLY COMPANY, INC. ("DIXIE"), ONONDAGA LITHO SUPPLY CO., INC.
("ONONDAGA"), C.M. GRAPHICS, INC. ("C.M.") (P&J, Dixie, Onondaga and C.M. sometimes individually each a "BORROWER" and sometimes collectively the "BORROWERS") and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, PENNSYLVANIA (the "BANK").

                 P&J has acquired certain assets of Jetcom Inc. ("JETCOM"), a graphic arts distributor based in Cincinnati, Ohio. To pay for the acquisition, P&J has borrowed under the Revolving Credit Commitment. P&J now wishes to refinance $3,000,000 of the Revolving Credit Loans it used for the acquisition into a five-year term loan at a fixed rate of interest. The Bank has agreed to the proposed term loan on the terms and conditions set forth below.

                 NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

                 1. Defined Terms. Capitalized terms not otherwise defined in this Amendment will have the meanings that the Loan Agreement gives to those terms.

                 2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

                          (a)     The definitions of the terms "Commitment(s),"
"Loan(s)" "Note(s)" and "Treasury Rate" in Section 1.1 are hereby amended to read as follows:

                          "COMMITMENT(S)" means the Revolving Credit
                 Commitment, the Term Loan Commitment, or the Jetcom Term Loan Commitment or any or all of them as the context may require.

                          "LOAN(S)" means the Revolving Credit Loans, the Term
                 Loan, or the Jetcom Term Loan or any or all of them as the context may require.

                          "NOTE(S)" means the Revolving Credit Note, the Term
                 Note, or the Jetcom Term Note or any or all of them as the context may require.





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                          "TREASURY RATE" means (a) the highest asked yield for
                 "Govt. Bonds & Notes," as set forth in the column designated "Treasury Bonds, Notes & Bills" in The Wall Street Journal most recently published as of the effective date of the selection of the fixed rate option, having a maturity date that falls in the same month as the final maturity of the Loan, or (b) in the event that such yield is no longer being published in The Wall Street Journal at the time of determination of the Treasury Rate, "Treasury Rate" means the yield for the week most recently ended, as reported under the caption "Treasury constant maturities" in the statistical release designated "H.15(519)" (or any successor) most recently published by the Federal Reserve System prior to the effective date of the selection of the fixed rate option, for a maturity equal to the remaining term of the Loan, calculated from said effective date until the final maturity of the Loan. If, in the case of a determination pursuant to clause (a), above, no such yield is published for the same month in which the final maturity date of the Loan falls, or, in the case of a determination pursuant to clause (b), above, no such yield is published for a maturity which exactly equals such remaining term, yields for the published month next following and the published month next preceding such month, or the published maturity next longer and the published maturity next shorter than such remaining term, as the case may be, shall be determined pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis. For purposes of both Tranche A of the Term Loan and the Jetcom Term Loan, the Treasury Rate shall be deemed to be 5.03%.





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                          (b)     The following defined terms are added to
Section 1.1 of the Loan Agreement and will have the meanings assigned to them in the following sections:

           New Term                                 Section Cross Reference
           --------                                 -----------------------
        "JETCOM ASSETS"                                     2A.13

        "JETCOM TERM LOAN"                                  2A.9

        "JETCOM TERM LOAN COMMITMENT"                       2A.9

        "JETCOM TERM LOAN MATURITY DATE"                    2A.11

        "JETCOM TERM NOTE"                                  2A.12

                          (c)     A new Section A-1 is added to Article II,
between existing sections A and B, to read as follows:

                           A-1.  THE JETCOM TERM LOAN

                 Section 2A.9. Jetcom Term Commitment. Bank agrees on the terms and conditions set forth in the First Amendment to this Agreement to make a loan (the "JETCOM TERM LOAN") to the Borrowers on the date thereof in a principal amount of up to but not exceeding Three Million Dollars ($3,000,000) (the "JETCOM TERM LOAN COMMITMENT"). The Bank shall make the Jetcom Term Loan by crediting it to a deposit account P&J maintains with Bank for further disbursement by P&J to the appropriate Borrower.

                 Section 2A.10. Interest on the Jetcom Term Loan. The unpaid principal amount of the Jetcom Term Loan shall bear interest from the date on which it is disbursed until such principal amount has been repaid in full at an annual rate equal to the Treasury Rate plus one percent (1%). Such interest shall be payable in arrears (A) quarterly on the last day of each March, June, September, and December in each year, beginning on the first of such date after the date of the First Amendment to this Agreement and (B) on the date of repayment in full.

                 SECTION 2A.11. Repayment of Jetcom Term Loan. Borrowers shall repay the principal of the Jetcom Term Loan (A) in nineteen (19) consecutive quarterly installments of $107,143 each on the last day of each March, June, September, and December in each year, beginning on the first of such dates after the date of the First Amendment to this Agreement and
                 (B) in the amount necessary to repay the Jetcom Term Loan in full





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                 on the fifth anniversary of the date of the First Amendment to this Agreement (the "JETCOM TERM LOAN MATURITY DATE").

                 SECTION 2A.12. Jetcom Term Note. The Jetcom Term Loan shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit 2A.12 attached to the First Amendment of this Agreement (said promissory note, as it may be hereafter amended, renewed or extended, the "JETCOM TERM NOTE"). The Jetcom Term Note shall be duly completed in the principal amount of the Jetcom Term Loan Commitment, dated the date of the First Amendment to this Agreement, and made payable to the order of Bank.

                 SECTION 2A.13. Use of Jetcom Term Loan Proceeds. The proceeds of the Jetcom Term Loan shall be used by the Borrowers to refinance existing indebtedness to the Bank for P&J's acquisition of the assets of Jetcom Inc. (the "JETCOM ASSETS").

                 SECTION 2A.14. Prepayment. (A) Right to Prepay. Borrowers shall have the right at their option from time to time to prepay the Jetcom Term Loan in whole or in part if P&J gives the Bank Standard Notice of the election to prepay, specifying the date, amount, and type of prepayment; and upon such date the amount so specified, together with accrued interest thereon, shall be due and payable.

                 (B) Indemnification of Losses Resulting from Prepayment. Borrowers shall indemnify Bank, in accordance with Section 2.20, against any loss or expenses the Bank incurs as a result of the prepayment of the Jetcom Term Loan.

                 (C) No Reborrowing of Prepaid Amounts. Amounts prepaid on the Jetcom Term Loan may not be reborrowed.

                 (D) Application of Prepayments. Prepayments shall be applied to the principal installments of the Jetcom Term Loan in the inverse order of their maturities or as the Bank otherwise determines in its sole discretion.

                 (d) A new subsection (E) is added to Section 2.17 (default interest) to read as follows:

                 (E) Jetcom Term Loan. Upon the occurrence and during the continuance of any Event of Default, the unpaid principal amount of the Jetcom Term Loan shall bear interest for each day until paid (before and after judgment) (1) until the Jetcom Term Loan Maturity Date,





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                 at an annual rate 3% above the Treasury Rate and (2) there-
                 after in accordance with Section 2.17(A).

                 (e) A new subsection (3) is added to Section 2.20(A) (funding loss indemnification) to read as follows:

                 (3) Any payment or prepayment of the Jetcom Term Loan on a date or in an amount other than on the payment dates and in the amounts provided for herein, including but not limited to any payment or prepayment pursuant to acceleration of the Jetcom Term Loan by the Bank under Section 8.2.

                 (f) A new sentence is added to the end of Section 6.3 (mergers, consolidations, acquisitions, etc.) to read as follows:

                 Bank may require any newly-formed or newly-acquired Subsidiary to become a Borrower or a surety for the Loans.

                 3. Consent to Stock Issuance by P&J. Notwithstanding any provision, including Section 6.9, of the Loan Agreement to the contrary, Bank hereby consents to the issuance by P&J of (A) up to 25,000 shares of its common stock to Jetcom Inc. in partial payment of the purchase price for the Jetcom Assets and (B) 25,000 shares of its common stock to Albert Wernersbach in consideration of his covenant not to compete.

                 4. Conditions Precedent. The obligation of the Bank to make the Jetcom Term Loan is subject to the conditions precedent that the Bank shall have received on or before the day on which the Jetcom Term Loan is to be made, all of the following, in form and substance satisfactory to the Bank and its counsel:

                          (a)     Evidence that P&J has completed its
                 acquisition of the Jetcom Assets in conformity with
                 Section 6.3 of the Loan Agreement;

                          (b)     The Jetcom Term Note duly executed by
                 the Borrowers;

                          (c) A certificate (dated the date of this Amendment) of the Secretary of each Borrower (1) setting forth and certifying as true and correct all corporate action taken by such Borrower, including resolutions of its board of directors, authorizing the execution, delivery, and performance of this Amendment and each other document to be delivered pursuant to this Amendment and (2) certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and the other documents to be delivered by such Borrower under this Amendment;





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                          (d)     A favorable opinion of Stradley, Ronon,
                 Stevens & Young, counsel for the Borrowers, as to such matters as the Bank may reasonably request;

                          (e) A certificate (dated the date of this Agreement) of the President, Vice President, or Chief Financial Officer of P&J stating that no material adverse change has occurred regarding the financial condition of P&J and its Subsidiaries on a consolidated basis since the most recent financial statements supplied to the Bank;

                          (f)     A certificate of the President, Vice
                 President, or Chief Financial Officer of P&J stating that, after giving effect to the proposed Jetcom Term Loan, (1) the representations and warranties contained in Article IV of the Loan Agreement shall be accurate in all material respects on and as of the date of the Jetcom Term Loan; and (2) no condition exists as of the date of the Jetcom Term Loan that would constitute a Default or an Event of Default under the Loan Agreement.

                 5. Representations and Warranties. The Borrowers represent and warrant to the Bank that:

                          (a)     Authorization.  The execution, delivery and
performance by each Borrower of this Amendment, the Jetcom Term Note, and the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the shareholders of such corporation, (2) contravene such corporation's charter or by-laws, (3) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation, (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such corporation is a party or by which it or its properties may be bound or affected which will have a material adverse effect on such corporation, (5) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation except as contemplated by this Amendment, and (6) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such material indenture, agreement, lease, or instrument.


                          (b)     Legally Enforceable Amendment.  This
Amendment is, and the Jetcom Term Note when delivered under this Amendment will be, legal, valid and binding obligations of each Borrower that is a party thereto, enforceable against such Borrower in





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
accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

                          (c)     Article IV of Loan Agreement.  The
representations and warranties contained in Article IV of the Loan Agreement, as hereby amended, are accurate as of the date hereof.

Borrowers agree that it shall be an Event of Default if a representation or warranty made by P&J in this Amendment or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Amendment shall prove to have been incorrect in any material respect or misleading in any material respect on or as of the date made.

                 6. Continuing Effectiveness of Loan Documents. Except as amended hereby, the Loan Documents remain in full force and effect.

                 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 8. Governing Law. This Amendment and the Jetcom Term Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective officers





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
thereunto duly authorized, as of the date first above written.

                        PHILLIPS & JACOBS, INCORPORATED

                        By:/s/ James F. Mullan, President
                           --------------------------------------
                             Name: James F. Mullan

                             Title:  President
                             Attest:/s/ W. A. DeMarco
                                    -----------------------------
                                          Secretary

                        FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                        PENNSYLVANIA

                        By:/s/ Wynelle Farlow, Vice President
                           --------------------------------------
                             Name:  Wynelle Farlow

                             Title:  Vice President


                        DIXIE TYPE & SUPPLY COMPANY, INC.

                        By:/s/ James F. Mullan, CEO
                           --------------------------------------
                             Name:  James F. Mullan

                             Title:  CEO
                             Attest:/s/ W. A. DeMarco
                                    -----------------------------
                                            Secretary

                        ONONDAGA LITHO SUPPLY CO., INC.

                        By:/s/ James F. Mullan, Chairman
                           --------------------------------------
                              Name: James F. Mullan

                              Title:  Chairman
                              Attest:/s/ W. A. DeMarco
                                     ----------------------------
                                             Secretary

                         C.M. GRAPHICS, INC.

                         By:/s/ Frank R. Matteo, President
                            -------------------------------------
                               Name:  Frank R. Matteo

                               Title:  President
                               Attest:/s/ W. A. DeMarco
                                      ---------------------------
                                               Secretary





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                                 EXHIBIT 2A.12

                                JETCOM TERM NOTE


$3,000,000                                                   December   , 1993


                 FOR VALUE RECEIVED, PHILLIPS & JACOBS, INC., a Pennsylvania corporation, DIXIE TYPE & SUPPLY COMPANY, INC., an Alabama corporation, ONONDAGA LITHO SUPPLY CO., a New York corporation and C.M. GRAPHICS, INC., a New Jersey corporation, (collectively, the "Borrowers"), HEREBY PROMISE TO PAY to the order of FIRST FIDELITY BANK, NATIONAL ASSOCIATION, PENNSYLVANIA ("Bank") at Broad and Walnut Streets, 6th Floor, Philadelphia, PA 19109, in lawful money of the United States and in immediately available funds, the principal amount of Three Million Dollars ($3,000,000) in the installments and at the times provided in the Loan Agreement (hereinafter defined) and to pay interest from the date of this Jetcom Term Note, in like money, at the times and rates per annum provided in the Loan Agreement.

                 This Jetcom Term Note is the Jetcom Term Note referred to in the Revolving Credit and Term Loan Agreement dated June 30, 1993, as amended by a First Amendment of even date herewith, among the Borrowers and the Bank (such Revolving Credit and Term Loan Agreement, as amended and as it may be hereafter amended, the "Loan Agreement"). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Jetcom Term Note upon the happening of certain stated events and also for prepayments on account of the principal of this Jetcom Term Note prior to the maturity of this Jetcom Term Note upon the terms and conditions specified in the Loan Agreement.





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                 This Jetcom Term Note shall be governed by the laws of the
Commonwealth of Pennsylvania. The Borrowers shall be jointly and severally liable hereunder. The Borrowers severally waive presentment, demand, protest, and notice of nonpayment.


                            PHILLIPS & JACOBS, INC.

                            By:
                               -------------------------------
                                Name:

                                Title:
                                Attest:
                                       -----------------------
                                                     Secretary

                             DIXIE TYPE & SUPPLY COMPANY, INC.

                             By:
                                ------------------------------
                                 Name:

                                 Title:
                                 Attest:
                                        ----------------------
                                                     Secretary

                             ONONDAGA LITHO SUPPLY CO.

                             By:
                                ------------------------------
                                  Name:

                                  Title:
                                  Attest:
                                         ---------------------
                                                     Secretary

                             C.M. GRAPHICS, INC.

                             By:
                                ------------------------------
                                  Name:

                                  Title:
                                  Attest:
                                         ---------------------
                                                     Secretary





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